Exhibit 2.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

BLOCKSTACK INC.

Blockstack Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1.                                      The name of the Corporation is Blockstack Inc. The Corporation was originally incorporated under the name Halfmoon Labs Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 24, 2013.

2.                                      This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3.                                      The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Blockstack Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Ryan Shea, a duly authorized officer of the Corporation, on December 15, 2016.

/s/ Ryan Shea
Ryan Shea,
Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the corporation is Blockstack Inc. (the “Corporation”).

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE III

The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE IV

The total number of shares of stock that the Corporation shall have authority to issue 20,558,946, consisting of 16,000,000 shares of common stock, $0.00001 par value per share (“Common Stock”), and 4,558,946 shares of preferred stock, $0.00001 par value per share (“Preferred Stock”). The first series of preferred stock shall be designated “Series A-1 Preferred Stock” and shall consist of 2,639,283 shares. The second series of preferred stock shall be designated “Series A-2 Preferred Stock” and shall consist of 440,365 shares. The third series of preferred stock shall be designated “Series A-3 Preferred Stock” and shall consist of 120,238 shares. The fourth series of preferred stock shall be designated “Series A-4 Preferred Stock” and shall consist of 1,162,059 shares. The fifth series of preferred stock shall be designated “Series A-5 Preferred Stock” and shall consist of 94,332 shares. The sixth series of preferred stock shall be designated “Series A-6 Preferred Stock” and shall consist of 83,523 shares. The seventh series of preferred stock shall be designated “Series A-7 Preferred Stock” and shall consist of 19,146 shares.

ARTICLE V

The terms and provisions of the Common Stock and Preferred Stock are as follows:

1.                                      Definitions. For purposes of this ARTICLE V, the following definitions shall apply:

(a)                                 “Board of Directors” shall mean the board of directors of the Corporation.

(b)                                 “Conversion Price” shall mean (i) $1.49658 per share for the Series A-1 Preferred Stock, (ii) $0.52229 per share for the Series A-2 Preferred Stock, (iii) $0.83168 per share for the Series A-3 Preferred Stock, (iv) $0.86054 per share for the Series A-4 Preferred Stock, (v) $1.27209 per share for the Series A-5 Preferred Stock, (vi) $1.19726 per share for the Series A-6 Preferred Stock and (vii) $1.04458 per share for the Series A-7 Preferred Stock, in each case subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein.

(c)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(d)                                 “Corporation” shall mean Blockstack Inc.

(e)                                  “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation by the Corporation or its subsidiaries for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, and (iv) any other repurchase or redemption of capital stock of the Corporation approved by the holders of the Common Stock and Preferred Stock of the Corporation voting as separate classes.

(f)                                   “Dividend Rate” shall mean an annual rate of (i) $0.11973 per share for the Series A¬1 Preferred Stock, (ii) $0.04178 per share for the Series A-2 Preferred Stock, (iii) $0.06653 per share for the Series A-3 Preferred Stock, (iv) $0.06884 per share for the Series A-4 Preferred Stock, (v) $0.10177 per share for the Series A-5 Preferred Stock, (vi) $0.09578 per share for the Series A-6 Preferred Stock and (vii) $0.08357 per share for the Series A-7 Preferred Stock, in each case subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein.

(g)                                  “Liquidation Approval Threshold” shall mean holders of 20% of the outstanding shares of Preferred Stock (voting as a single class and on an as-converted basis).

(h)                                 “Liquidation Preference” shall mean (i) $1.49658 per share for the Series A-1 Preferred Stock, (ii) $0.52229 per share for the Series A-2 Preferred Stock, (iii) $0.83168 per share for the Series A-3 Preferred Stock, (iv) $0.86054 per share for the Series A-4 Preferred Stock, (v) $1.27209 per share for the Series A-5 Preferred Stock, (vi) $1.19726 per share for the Series A-6 Preferred Stock and (vii) $1.04458 per share for the Series A-7 Preferred Stock, in each case subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein.

(i)                                     “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(j)                                    “Original Issue Price” shall mean (i) $1.49658 per share for the Series A-1 Preferred Stock, (ii) $0.52229 per share for the Series A-2 Preferred Stock, (iii) $0.83168 per share for the Series A-3 Preferred Stock, (iv) $0.86054 per share for the Series A-4 Preferred Stock, (v) $1.27209 per share for the Series A-5 Preferred Stock, (vi) $1.19726 per share for the Series A-6 Preferred Stock and (vii) $1.04458 per share for the Series A-7 Preferred Stock, in each case subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein.

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(k)                                 “Preferred Majority” shall mean holders of a majority of the outstanding shares of Preferred Stock (voting as a single class and on an as-converted basis).

(l)                                     “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

(m)                             “Requisite Board Vote” shall mean approval by the Board of Directors, including the approval of the Series A Director.

(n)                                 “Series A Original Issue Date” shall mean the date that the first share of Series A Preferred Stock is issued by the Corporation.

(o)                                 “Series A Preferred Stock” shall mean, collectively, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock, the Series A-4 Preferred stock, the Series A-5 Preferred Stock, the Series A-6 Preferred Stock and the Series A-7 Preferred Stock.

2.                                      Dividends.

(a)                                 Preferred Stock. In any calendar year, the holders of outstanding shares of Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable pari passu with any Distribution on Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to the Common Stock unless dividends on the Preferred Stock have been declared in accordance with the preferences stated herein and all declared dividends on the Preferred Stock have been paid or set aside for payment to the Preferred Stock holders. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. Payment of any dividends to the holders of Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for each series of Preferred Stock. For the avoidance of doubt, this section 2(a) shall also apply to Distributions of secure access tokens or similar cryptocurrencies related to the Company (the “Tokens”) to the holders of outstanding Preferred Stock and outstanding Common Stock.

(b)                                 Additional Dividends. After the payment or setting aside for payment of the dividends described in Section 2(a), any additional dividends (other than dividends on Common Stock payable solely in Common Stock) set aside or paid in any fiscal year shall be set aside or paid among the holders of the Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then-effective Conversion Rate (as defined in Section 4(a)).

(c)                                  Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

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(d)                                 Waiver of Dividends. Any dividend preference of any series of Preferred Stock may be waived, in whole or in part, by the consent or vote of the holders of the majority of the outstanding shares of such series.

3.                                      Liquidation Rights.

(a)                                 Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Preferred Stock held by them equal to the greater of (i) the sum of (a) the Liquidation Preference specified for such share of Preferred Stock and (b) all declared but unpaid dividends (if any) on such share of Preferred Stock and (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up of the Corporation, or such lesser amount as may be approved by a Preferred Majority. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro raw among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

(b)                                 Remaining Assets. After the payment or setting aside for payment to the holders of Preferred Stock of the full amounts specified in Section 3(a), the entire remaining assets of the Corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(c)                                  Shares not Treated as Both Preferred Stock and Common Stock in any Distribution. Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any Distribution, or series of Distributions, as shares of Common Stock, without first foregoing participation in the Distribution, or series of Distributions, as shares of Preferred Stock.

(d)                                 Reorganization. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include (each, a “Liquidation Event”), (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction retain, immediately after such transaction or series of transactions, as a result of shares in the Corporation held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity (or if the Corporation or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Corporation; or (iii) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. The treatment of any transaction or series of related transactions as a Liquidation Event pursuant to clause (i) or (ii) of the preceding sentence may be waived by a Preferred Majority.

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(e)                                  Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any publicly-traded securities to be distributed to stockholders in a Liquidation Event shall be valued as follows:

(i)                                     if the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the Distribution;

(ii)                                  if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution.

In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

For the purposes of this Section 3(e), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or a Nasdaq market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

4.                                      Conversion. The holders of the Preferred Stock shall have conversion rights as follows:

(a)                                 Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 4, the Conversion Rate for such series shall be appropriately increased or decreased.

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(b)                                 Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Common Stock, provided that the aggregate gross proceeds to the Corporation are not less than $25,000,000, or (ii) upon the receipt by the Corporation of a written request for such conversion from a Preferred Majority, or, if later, the effective date for conversion specified in such requests (each of the events referred to in clauses (i) and (ii) are referred to herein as an “Automatic Conversion Event”).

(c)                                  Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, the holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that the holder elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

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The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act or a merger, sale, financing, or liquidation of the Corporation or other event, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.

(d)                                 Adjustments to Conversion Price for Diluting Issues.

(i)                                     Special Definition. For purposes of this Section 4(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the filing of this Amended and Restated Certificate of Incorporation, other than issuances or deemed issuances of (collectively, the “Exempted Securities”):

(1)                                 shares of Common Stock upon the conversion of the Preferred Stock;

(2)                                 shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to Section 4(e), Section 4(f) or Section 4(g);

(3)                                 shares of Common Stock and options, warrants or other rights to purchase Common Stock issued or issuable to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock grants, restricted stock purchase agreements, option plans, purchase plans, incentive programs or similar arrangements, in each case, as approved by the Board of Directors;

(4)                                 shares of Common Stock issued or issuable in an underwritten registered public offering under the Securities Act;

(5)                                 shares of Common Stock upon the exercise or conversion of Options or Convertible Securities;

(6)                                 shares of Common Stock issued or issuable pursuant to a bona fide acquisition of another corporation by the Corporation by merger, share acquisition, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors;

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(7)                                 shares of Common Stock issued or issuable to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes and are approved by the Board of Directors;

(8)                                 shares of Common Stock issued or issuable to banks, equipment lessors, real property lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing, commercial leasing or real property leasing transaction approved by the Board of Directors; provided that such issuances are for other than primarily equity financing purposes; or

(9)                                 shares of Common Stock issued or issuable otherwise expressly excluded by the consent or vote of a Preferred Majority.

(ii)                                  No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to Section 4(d)(v)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.

(iii)                               Deemed Issue of Additional Shares of Common. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1)                                 no further adjustment in the Conversion Price of any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)                                 if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Section 4(d) or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Sections 4(e), 4(f) and 4(g) hereof), the Conversion Price of each series of Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

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(3)                                 no readjustment pursuant to Section 4(d)(iii)(2) above shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount above the Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(4)                                 upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

A.                                    in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

B.                                    in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5)                                 if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d)(iii) as of the actual date of their issuance.

(iv)                              Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. If the Corporation issues Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of a series of Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the affected series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one hundredth of one cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued.

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Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate. For the purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.

(v)                                 Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1)                                 Cash and Property. Such consideration shall:

A.                                    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

B.                                    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

C.                                    if Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as reasonably determined in good faith by the Board of Directors.

(2)                                 Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(d)(iii) shall be determined by dividing:

(x)                                 the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

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(y)                                 the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)                                  Adjustments for Subdivisions or Combinations of Common Stock. If the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)                                   Adjustments for Subdivisions or Combinations of Preferred Stock. If the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g)                                  Adjustments for Reclassification, Frrhange and Substitution. Subject to Section 3 (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h)                                 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, following the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

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(i)                                     Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of a majority of the outstanding shares of such series either before or after the issuance causing the adjustment. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

(j)                                    Notices of Record Date. if the Corporation shall propose at any time:

(i)                                     to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)                                  to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii)                               to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3(d);

then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock at least 5 days’ prior written notice in respect of the matters referred to in (i), (ii) and (iii) above of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution ) or for determining rights to vote in respect of the matters referred to in Section 4(j)(ii) and Section 4(j)(iii). Such notice shall be given by in any matter permitted by the Delaware General Corporation Law. The notice provisions set forth in this Section 4 may be shortened or waived prospectively or retrospectively by a Preferred Majority.

(k)                                 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.                                      Voting.

(a)                                 Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

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(b)                                 No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

(c)                                  Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be disregarded. Except as otherwise expressly provided herein or as required by law, the holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.

(d)                                 Election of Directors.

(i)                                     So long as at least 915,591 shares (as adjusted for Recapitalizations) of Preferred Stock remain outstanding, the holders of Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors (the “Series A Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Common Stock, voting as a separate class, shall be entitled to elect two members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Any additional members of the Board of Directors shall be elected by the holders of Common Stock and Preferred Stock (voting together as a single class).

(ii)                                  Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the Delaware General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Amended and Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders in which all members of such class or series are present and voted. Any director may be removed during his or her term of office without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

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(e)                                  Adjustment in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the capital stock of the Corporation.

(f)                                   Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

6.                                      Protective Provisions. As long as 2,288,977 shares (as adjusted for Recapitalizations) of Preferred Stock shall be issued and outstanding the Corporation shall not, whether by merger, reclassification, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a Preferred Majority (except with respect to Section 6(c) below, which shall require the approval of the Liquidation Approval Threshold) (in addition to any other vote required by law or the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation):

(a)                                 authorize or create or issue or obligate itself to issue any new class or series of equity security having rights, preferences or privileges with respect to dividends, redemption or payments upon liquidation senior to or on a parity with any series of Preferred Stock;

(b)                                 declare or pay any Distribution with respect to the Preferred Stock or Common Stock of the Corporation;

(c)                                  liquidate, dissolve or wind up the Corporation, or effect any Liquidation Event;

(d)                                 increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) (i) the authorized number of shares of Preferred Stock or any series thereof or (ii) the authorized number of shares of Common Stock;

(e)                                  amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock or any series thereof;

(f)                                   increase or decrease the size of the Board of Directors; or

(g)                                  amend this Section 6.

7.                                      Reissuance of Preferred Stock. If any shares of Preferred Stock are converted pursuant to Section 4 or otherwise repurchased by the Corporation, the shares so converted or repurchased shall be cancelled and shall not be issuable by the Corporation.

8.                                      Notices. Any notice required by the provisions of this ARTICLE V to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

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ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Unless otherwise set forth herein, the number of directors that constitute the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE X

1.                                      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither any amendment nor repeal of this Section 1, nor the adoption of any provision of the Amended and Restated Certificate of Incorporation of the Corporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

2.                                      The Corporation shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. A right to indemnification or to advancement of expenses arising under a provision of the Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation shall not be eliminated or impaired by an amendment to the Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

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ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

To the extent permitted by law, the Corporation renounces any expectancy that a Covered Person offer the Corporation an opportunity to participate in a Specified Opportunity and waives any claim that the Specified Opportunity constitutes a corporate opportunity that should have been presented by the Covered Person to the Corporation; provided, however, that the Covered Person acts in good faith. A “Covered Person” is any member of the Board of Directors (who is not an employee of the Corporation or any of its subsidiaries) who is a partner, member or employee of a Fund. A “Specified Opportunity” is any transaction or other matter that is presented to the Covered Person in his or her capacity as a partner, member or employee of a Fund (and other than in connection with his or her service as a member of the Board of Directors) that may be an opportunity of interest for both the Corporation and the Fund. A “Fund” is an entity that is a holder of Preferred Stock and that is primarily in the business of investing in other entities, or an entity that manages such an entity.

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Exhibit 2.2

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BLOCKSTACK INC.

Blockstack Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1.                                      The name of the Corporation is Blockstack Inc. The Corporation was originally incorporated under the name Halfmoon Labs Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 24, 2013.

2.                                      This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (“DGCL’), and has been duly approved by the written consent of the stockholders of the Company in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3.                                      The heading of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to include “A Public Benefit Corporation”.

4.                                      Article I of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The name of the corporation is Blockstack PBC (the “Company”).”

5.                                      Article II of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. In addition, the specific public benefit purpose of the Corporation is to enable an open, decentralized internet which will benefit all internet users by giving them more control over information and computation.”

6.                                      The following sentence shall be appended to the first paragraph of Article X:

“Any disinterested failure to satisfy Section 365 of the General Corporation Law shall not, for the purposes of Sections 102(b)(7) or 145 of the General Corporation Law, constitute an act or omission not in good faith, or a breach of the duty of loyalty.”

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Blockstack Inc. has caused this Certificate of Amendment to be signed by Ryan Shea, Chief Executive Officer of the Corporation, on September 20, 2017.

/s/ Ryan Shea
Ryan Shea,
Chief Executive Officer

Exhibit 2.4

CERTIFICATE OF FORMATION
OF
BLOCKSTACK TOKEN LLC

This Certificate of Formation of BLOCKSTACK TOKEN LLC (the “Company”) is being filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq. (the “Act”).

FIRST:	The name of the limited liability company is Blockstack Token LLC.

SECOND:	The address of the limited liability company’s registered office in the State of Delaware and the name of its registered agent for service of process at such address are:

The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, New Castle County, Delaware 19801

THIRD:

The limited liability company is formed effective as of the filing of this Certificate of Formation and shall be authorized to carry on any lawful business for which a limited liability company may be organized under the Act.

IN WITNESS WHEREOF, the undersigned authorized person has executed this CERTIFICATE OF FORMATION in accordance with Section 18-204 of the Act.

By:	/s/ Ryan Shea
Name: Ryan Shea
Title: Authorized Person

Exhibit 2.5

OPERATING AGREEMENT OF
BLOCKSTACK TOKEN LLC

A DELAWARE LIMITED LIABILITY COMPANY

THIS OPERATING AGREEMENT (this “Agreement”) of Blockstack Token LLC, a Delaware limited liability company (the “Company”), is entered into as of September 25, 2017 and shall constitute the “limited liability company agreement” of the Company within the meaning of Section 18-101(7) of the Delaware Limited Liability Company Act, Title 6, Delaware Corporations Code, Section 18-101 et seq., as amended (the “Act”).

1.                                      Except as otherwise provided in this Agreement, the default provisions of the Act shall apply to the Company.

2.                                      Blockstack PBC, a Delaware public benefit corporation, shall be the sole “member” of the Company within the meaning of Section 18-101(11) of the Act (the “Member”).

3.                                      The Member hereby enters into and forms the Company as a limited liability company in accordance with the Act. The name of the Company shall be “Blockstack Token LLC”.

4.                                      The Company shall maintain a Delaware registered office and agent for the service of process as required by the Act. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

5.                                      The purpose and scope of the Company shall be to engage in such lawful activities as shall be determined by the Member in its sole and absolute discretion.

6.                                      The term of the Company shall begin as of the date of filing of the certificate of formation for the Company in accordance with Section 18-201 of the Act and, unless otherwise specified in a certificate of cancellation filed by the Member in respect of the Company pursuant to Section 18-203 of the Act, such term shall continue in perpetuity.

7.                                      The Member may appoint officers of the Company which may include, but will not be limited to: (a) one or more Managing Partners; (b) President; and (f) one or more Vice Presidents. Any number of offices may be held by the same person. The Member may delegate day-to-day management responsibilities to any such officers, and such officers will have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company. The officers will hold their respective offices at the pleasure of the Member and until their successors will have been duly elected and qualified, unless sooner removed. If the office of one of the officers becomes vacant for any reason, the vacancy may be filled by the Member. The officers will have such titles and powers and perform such duties as determined from time to time by the Member and otherwise as customarily pertains to such offices.

8.                                      Title to all Company property shall be held in the name of the Company; provided, however, that the Company shall make such distributions of cash and/or property to the Member as the Member shall from time to time determine in its sole and absolute discretion.

9.                                      Except as otherwise required by applicable law, the Member shall have no personal liability for the debts and obligations of the Company.

10.                               The Member shall have no obligation to make any contributions to the capital of the Company and shall make only such contributions as the Member shall from time to time determine in its sole and absolute discretion.

11.                               The Member shall have no obligation to provide any services to the Company and shall provide only such services as the Member shall from time to time determine in its sole and absolute discretion.

12.                               The Company shall indemnify the Member to the fullest extent permitted by law.

13.                               The Member shall control the management and operation of the Company in such manner as it shall determine in its sole and absolute discretion. Notwithstanding any provision of this Agreement to the contrary, any contract, agreement, deed, lease, note or other document or instrument executed on behalf of the Company by the Member shall be deemed to have been duly executed by the Company and third parties shall be entitled to rely upon the Member’s power to bind the Company without otherwise ascertaining that the requirements of this Agreement have been satisfied.

14.                               To the maximum extent permitted by the Act and other applicable law, the Member: (i) shall not be subject to any fiduciary or other duties to the Company; and (ii) shall not be liable to the Company for any action or omission concerning the Company or otherwise.

15.                               The Member may transfer all or any portion of its interest in the Company in the Member’s sole and absolute discretion. In the event of any such transfer, this Agreement shall be amended to reflect the respective rights and obligations of the Member and the transferee or transferees. No person shall be admitted to the Company as an additional member without the written consent of the Member, which consent may be withheld in the Member’s sole and absolute discretion.

16.                               The interpretation and enforceability of this Agreement and the rights and liabilities of the Member as such shall be governed by the laws of the State of Delaware as such laws are applied in connection with limited liability company operating agreements entered into and wholly performed upon in Delaware by residents of Delaware. To the extent permitted by the Act and other applicable law, the provisions of this Agreement shall supersede any contrary provisions of the Act or other applicable law.

17.                               In the event any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

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18.                               This Agreement may be amended, in whole or in part, only through a written amendment executed by the Member.

19.                               This Agreement contains the entire understanding and intent of the Member regarding the Company and supersedes any prior written or oral agreement respecting the Company. There are no representations, agreements, arrangements, or understandings, oral or written, of the Member relating to the Company which are not fully expressed in this Agreement.

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date first above written.

BLOCKSTACK PBC

By:	/s/Muneeb Ali
Name:	Muneeb Ali
Title:	Co-Chief Executive Officer

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Exhibit 2.6

BLOCKSTACK EMPLOYEE LLC

A Delaware Limited Liability Company

OPERATING AGREEMENT

October 23, 2017

THE UNITS REPRESENTED BY THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH SECURITIES ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

OPERATING AGREEMENT

OF

BLOCKSTACK EMPLOYEE LLC

This OPERATING AGREEMENT (this “Agreement”) of Blockstack Employee LLC, a Delaware limited liability company (the “Company”), is made and entered into effective as of October 23, 2017, by and among the voting Members listed on the List of Members attached as Exhibit A hereto. Unless otherwise provided in this Agreement, capitalized terms used in this Agreement will have the meanings given to them in Article 13.

RECITALS

WHEREAS, the Company was formed on September 29, 2017, pursuant to the filing of the Certificate of Formation with the Secretary of State of the State of Delaware; and

WHEREAS, the Members desire to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Members hereby agree as follows:

ARTICLE 1
THE COMPANY

1.1                               FORMATION AND TAX CLASSIFICATION. The Company has been formed as a limited liability company under and pursuant to the Act. Each Member represents and warrants that such Member is duly authorized to join in this Agreement and that the person executing this Agreement on its behalf is duly authorized to do so. The Members intend that the Company will be classified as a partnership for federal, state and local income and franchise tax purposes and each Member and the Company will file all tax returns and will otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Members intend that the Company will not be a partnership (including, without limitation, a limited partnership) for any other purpose.

1.2                               COMPANY NAME. The name of the Company is Blockstack Employee LLC. The business of the Company will be conducted under such name or such other names deemed advisable by the Board.

1.3                               PURPOSES. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

1.4                               PRINCIPAL PLACE OF BUSINESS. The initial principal place of business of the Company is located at 111 Town Square Place, Suite #1203, Jersey City, NJ 07310. The principal place of business of the Company may be relocated from time to time by determination of the Board. The Company may maintain offices at such other place or places as the Board deems advisable.

1.5                               REGISTERED AGENT AND REGISTERED OFFICE. The name and address of the Company’s registered agent for service of process on the Company in the State of Delaware will be United Corporate Services, Inc. The Board may change, at any time and from time to time, such registered agent. The Company’s registered office in the State of Delaware will be the address of the Company’s registered agent for service of process. The Board may change, at any time and from time to time, such registered office.

1.6                               TERM. The term of the Company commenced upon the filing of its Certificate of Formation with the Delaware Secretary of State on September 29, 2017 in accordance with the Act and will continue in existence for perpetuity, unless dissolved or terminated in accordance with either the provisions of this Agreement or the Act.

ARTICLE 2
MEMBERS AND UNITS

2.1                               CAPITALIZATION.

(a)                                 Authorized Units. The interest of the Members in the Company will be represented by Units, which will entitle the holder to the rights set forth in this Agreement and subject the holder to the terms and conditions set forth in this Agreement. The Company has authority to issue 100] Class A Units and 36,300,000 Class B Units. It is not necessary that all authorized Units be issued or outstanding. All Units issued hereunder will be uncertificated unless otherwise determined by the Board. The Board may issue compensatory Class B Units (or options to purchase such Class B Units) to service providers under the Company’s 2017 Equity Incentive Plan, or otherwise. Class B Units may have vesting and forfeiture provisions as detailed on the Unit Register maintained by the Company.

2.2                               NAMES AND UNITS OF MEMBERS. The names of the Members are set forth on the List of Members attached hereto as Exhibit A. The number of Units held by each Member is set forth on the Unit Register. Subject to all provisions contained in this Agreement, the Unit Register will be amended from time to time at the direction of the Board to reflect the admission or, in the case of Members that no longer hold any Units, withdrawal of Members; the sale, grant, issuance or redemption of Units; vesting terms associated with the Units; the receipt of Capital Contributions; or a change of a Member’s address.

2.3                               VOTING.

(a)                                 Generally. Unless expressly required herein, any event, transaction or occurrence requiring approval of the Members will be deemed to require a vote of a Majority in Interest of the Members, either at a meeting or in writing pursuant to Section 2.3(b).

(b)                                 Meetings of Members.

(i)                                     Meetings. Meetings of the Members will be held at such date and time as the Board may fix from time to time. Additionally, a special meeting may be called by any Member or Members holding a majority of the Units entitled to vote on the matter(s) to be considered at the meeting.

(ii)                                  Place of Meetings. The Board may designate any place as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is called by any Member or Members pursuant to this Section 2.3(b)(ii), the place of meeting will be the principal executive office of the Company.

(iii)                               Notice of Meetings. Except as provided in Section 2.3(b)(vi), written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called will be delivered not less than 3 nor more than 60 days before the date of the meeting, either personally or by mail or email, by or at the direction of the Board or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered as provided in Section 12.1.

(iv)                              Meeting of All Members. If all of the Members consent to the holding of a meeting at such time and place, such meeting will be valid without call or notice, and at such meeting lawful action may be taken.

(v)                                 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, will be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 2.3(b)(v), such determination will apply to any adjournment thereof.

(vi)                              Quorum. Members representing a Majority in Interest of the Members, present in person or represented by proxy, will constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, Members holding a majority of the Units so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of Members holding interests whose absence would cause less than a quorum.

(vii)                           Manner of Acting. With respect to any matter to be considered at a meeting of the Members, the affirmative vote of a Majority in Interest of the Members will be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by this Agreement or applicable law.

(viii)                        Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy will be filed with the Board before or at the time of the meeting. No proxy will be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

(ix)                              Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed and delivered to the Secretary within 60 days of the record date for that action, by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action were present and voted. All such consents will be delivered to the Secretary of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 2.3(b)(ix) is effective when such number of consents required to authorize the proposed action will have been received by the Secretary unless the consent specifies a different effective date. Any Member giving a written consent may revoke the consent by a writing received by the Secretary before written consents representing the number of votes required to authorize the proposed action have been received by the Secretary. The record date for determining Members entitled to take action without a meeting will be the date the first Member signs a written consent.

(x)                                 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, will be equivalent to the giving of such notice.

ARTICLE 3
CAPITAL CONTRIBUTIONS

3.1                               CAPITAL CONTRIBUTIONS. Each Member has made, or will be deemed to have made, the Capital Contributions as set forth on the Unit Register. No Member will be required to make any additional capital contributions to the Company. The Units of the Company held by the Members of the Company are as set forth opposite such Member’s name on the Unit Register. The Board will cause the Unit Register to be updated from time to time as necessary to accurately reflect the information set forth therein.

3.2                               OTHER MATTERS.

(a)                                 Return of Capital. Except as otherwise provided in this Agreement, no Member (i) may demand or receive a return of his, her, or its Capital Contribution or withdraw from the Company or (ii) will have any priority over other Members as to the return of its Capital Contributions. Under circumstances requiring a return of any Capital Contribution, no Member will have the right to receive property other than Blockstack Tokens, except as may be specifically provided in this Agreement.

(b)                                 Interest on Capital Contribution. Except as otherwise provided in this Agreement, no Member will receive any interest payment, salary or draw with respect to his, her, or its Capital Contribution or Capital Account or otherwise solely in his, her, or its capacity as a Member.

(c)                                  No Personal Liability. No Member, in his, her, or its capacity as a member, will be liable for the debts, liabilities, contracts or any other obligations of the Company. In addition, no Member will be obligated to make an additional capital contribution to the Company, whether to restore a negative Capital Account balance or otherwise, nor to lend any amounts to the Company.

ARTICLE 4
CAPITAL ACCOUNTS AND ALLOCATIONS

4.1                               CAPITAL ACCOUNTS. A separate capital account (a “Capital Account”) representing each Member’s interest in the capital of the Company will be established for each Member on the books of the Company and will be maintained in the manner required by Treasury Regulations under Code Section 704(b).

4.2                               ALLOCATION OF PROFITS AND LOSSES. Except as provided in Section 4.3, the Profits and Losses of the Company for each Accounting Period will be allocated among the Members in such a manner that, as of the end of such Accounting Period and to the extent possible with respect to each Member, such Member’s Adjusted Capital Account will be equal to the amount that would be distributed to such Member under this Agreement if the Company were to (a) liquidate the assets of the Company for an amount equal to the Adjusted Asset Value of such property as of the end of such Accounting Period and (b) distribute the proceeds in liquidation in accordance with Section 5.2 of this Agreement. Notwithstanding the foregoing, the Members acknowledge and agree that the Capital Account of any Class B member acquiring Units hereunder shall be equal to the purchase price such Class B Member pays for its Class B Units as of the time of such purchase and no further allocations of income or gain shall be necessary to cause such Capital Account as of such time to equal the “target” Capital Account balance described in the previous sentence of this Section 4.2.

4.3                               REGULATORY ALLOCATIONS; TAX ALLOCATIONS.

(a)                                 Regulatory Allocations. Notwithstanding the allocations set forth in Section 4.2, Profits, Losses and items thereof will be allocated to the Members in the manner and to the extent required by the Treasury Regulations under Section 704 of the Code, including without limitation, the provisions thereof dealing with minimum gain chargebacks, partner minimum gain chargebacks, qualified income offsets, partnership nonrecourse deductions, partner nonrecourse deductions, the provisions dealing with deficit capital accounts in Treasury Regulations Sections 1.704-2(g)(1), 1.704-2(i)(5), and 1.704-1(b)(2)(ii)(d), and any applicable provisions dealing with Units subject to forfeiture. The Board will apply such provisions in its good faith discretion based on advice from the Company’s tax advisors.

(b)                                 Tax Allocations. The income, gains, losses, deductions and expenses of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses will be allocated among the Members for tax purposes to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. Notwithstanding the previous sentence, such items will be allocated among the Members in a different manner to the extent required by Code Section 704(c) and the Treasury Regulations thereunder (dealing with contributed property), Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) (dealing with property having a book value different than its tax basis), and 1.704-1(b)(4)(ii) (dealing with tax credit items). Allocations pursuant to this Section 4.3(b) are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of profits, losses, other items or distributions pursuant to any provisions of this Agreement.

4.4                               TRANSFER OF UNITS DURING TAXABLE YEAR. In the case of the transfer of a Member’s Units or the addition of an additional Member or issuance or redemption of Units at any time other than the end of a Taxable Year, the distributive share of the various items of income, gain, loss, deduction, credit or allowance in respect of the Units so transferred will be allocated between the transferor and the transferee to take into account the varying interests of the Members during the Taxable Year in accordance with Code Section 706, using a convention permitted by law and selected by the officers of the Company.

ARTICLE 5
DISTRIBUTIONS; CERTAIN TAX MATTERS

5.1                               OPERATIONAL DISTRIBUTIONS. Distributions other than Distributions in connection with a Liquidation Event (which will be subject to Section 5.2) will be made to the Members in proportion to the relative number of Units held by each Member.

5.2                               LIQUIDATING DISTRIBUTIONS. Subject to Section 10.2(c), Distributions in connection with a Liquidation Event will be made to the holders of all outstanding Units, in the manner set forth in Section 5.2. To the extent that the Company is required by law to withhold or to make tax or other payments on behalf of or with respect to any Member, the Company will withhold such amounts from any Distribution and make such payments as so required. For purposes of this Agreement, any such payments or withholdings will be treated as a Distribution to the Member on behalf of whom the withholding or payment was made.

5.3                               PREPARATION OF TAX RETURNS; TAX INFORMATION.

(a)                                 The Company will arrange for the preparation and timely filing of all returns required to be filed by the Company and will provide Schedule K-1s (and any state or local equivalents) for each year to each Member by March 1st of the following year, unless otherwise extended by the Board. In the event of such extension, the Company will use reasonable best efforts to provide each Member with an estimate of the net taxable income of the Company allocated to (or reasonably estimated to be allocated to) such Member under Article 4 for a Taxable Year, together with an estimate of the state apportionment of such income, by March 1st of the following year. In addition, the Company will provide a Member with such other tax information as the Member may reasonably request from time to time as it relates to the Member’s interest in the Company.

(b)                                 Prior to the date in which each Member’s quarterly estimated tax payments are due, the Company will use reasonable best efforts to provide each Member with an estimate of the net taxable income of the Company allocated to (or reasonably estimated to be allocated to) such Member from the beginning of the Taxable Year through the end of the most recent month attributable to the items allocated to such Member under Article 4.

5.4                               TAX MATTERS MEMBER; TAX ELECTIONS.

(a)                                 Blockstack PBC is hereby designated the Tax Matters Member.

(b)                                 The Tax Matters Member is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend the Company’s funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Member will keep all Members reasonably informed of the progress of any examinations, audits or other proceedings, and all Members will have the right to participate in any such examinations, audits or other proceedings.

(c)                                  BB Act.

(i)                                     The Members hereby appoint Blockstack PBC as the person with authority to act on behalf of the Company (“Company Representative”) pursuant to Section 6223(a) of the Code (as amended by the BB Act and in effect after the effective date of the BB Act). Company Representative shall not take any material action in its capacity as such without the approval of the Board. Any reference in this Section 5.5(c) to a section of the Code is to such section as amended by the BB Act and any corresponding provision of state or local law, as the same may be amended from time to time.

(ii)                                  For any taxable year of the Company for which the Company qualifies to make an election under Section 6221(b) of the Code, the Company shall include with its income tax return for such taxable year an election under such section.

(iii)                               For any taxable year of the Company for which the Company does not qualify to make the election referenced in Section 5.5(c)(ii), the Board shall determine whether the Company will make an election to have Section 6226 of the Code apply. If the Board determines that the Company will make such election, then each Member agrees to cooperate in taking such actions as may be required to cause such election to be effective. If the Board determines that the Company will not make such election and, therefore, that Section 6225 of the Code will instead apply, then any tax payments (including interest, penalties and additions to tax) made by the Company on behalf of a Member shall be treated, in the Board’s discretion, either as a distribution to such Member as described in Section 5.2, or as an expense incurred by the Company on behalf of such Member for which such Member shall promptly reimburse the Company upon receipt of notice thereof from the Company; provided, however, the Board must treat the Company’s payment as either a distribution or as an expense consistently with respect to all Members.

(iv)                              After the effective date of the BB Act with respect to the Company, all provisions of this Agreement that apply to Blockstack PBC in his capacity as Tax Matters Member shall apply to Blockstack PBC in his capacity as Company Representative, including, for the avoidance of doubt, with respect to the notices to be given by the Tax Matters Member to each Member relating to proposed administrative or judicial proceedings involving taxes as set forth in Section 5.5(b) hereof.

(d)                                 “BB Act” means Title XI of the Bipartisan Budget Act of 2015 (such Title XI, including the corresponding provisions of the Code impacted thereby, and any corresponding provisions of state or local income tax law, as the same may be amended from time to time).

(e)                                  Notwithstanding anything to the contrary in this Agreement:

(i)                                     The Accounting Period and Taxable Year of the Company will end on December 31 of each year, unless the Board will determine otherwise in compliance with this Agreement and applicable laws.

(ii)                                  The Company will make such elections for tax purposes, including without limitation, the election under Section 754 of the Code, as the Board determines appropriate in its discretion.

(iii)                               The Tax Matters Member will not, unless consented to by the Board, grant any extension to or waive any statute of limitations period or otherwise extend the period for which any tax may be assessed or collected.

ARTICLE 6
BOARD OF MANAGERS

6.1                               MANAGEMENT BY THE BOARD.

(a)                                 The Company will have a Board of Managers (the “Board”), which will initially consist of two “managers” within the meaning of the Act (each, a “Manager”). The Board may be increased or decreased at any time or from time to time by the affirmative vote of a majority of the Board. The Managers will be elected by the affirmative vote of a Majority in Interest of the Members. Any additional Managers will be nominated by a majority of the other members of the Board and elected by a Majority in Interest of the Members. The Managers will initially be Ryan Shea and Muneeb Ali.

(b)                                 Subject to the provisions of law or any limitations in the Act, the business and affairs of the Company will be managed and all powers, including without limitation, the reacquisition, redemption or repurchase of the Units, will be exercised, by or under the direction of the Board; provided that no single Manager will have the authority to bind the Company unless authorized to do so by the Board.

(c)                                  Except as specifically set forth in this Agreement, the Members hereby delegate all power and authority to manage the business and affairs of the Company to the Board. The Board will delegate the management of the day-to-day operation of the business of the Company to such officers as the Board determines appropriate, provided that the business and affairs of the Company will be managed and all powers will be exercised under the ultimate direction of the Board.

6.2                               MEETINGS OF THE BOARD; ACTION BY THE BOARD.

(a)                                 The Board (and any committees thereof) will meet at such times and from time to time as any member of the Board may designate (but not less than quarterly), upon reasonable notice to the members of the Board, to consult with, advise and direct the officers with respect to business and affairs of the Company.

(b)                                 At all meetings of the Board, a majority of the Managers then serving on the Board will constitute a quorum for the transaction of business. The act of a majority of the Board members present at any meeting at which there is a quorum will be the act of the Board. The Board may also act by unanimous written consent.

(c)                                  Any resolutions of or actions taken by the Board will be binding and the officers will be bound to act in accordance with any such recommendations or actions.

6.3                               COMMITTEES OF THE BOARD. The Board may designate one or more committees, which may include one or more Managers, to serve at the pleasure of the Board. Any such committee will have authority to act in the manner and to the extent provided in the resolution of the Board, and may have all the authority of the Board in the management of the business and affairs of the Company.

6.4                               RESIGNATION. A Manager may resign at any time by giving written notice to the Board or, if such Manager is the only member of the Board, to the Members. The resignation of a Manager will take effect upon receipt of notice thereof or at such later time as will be specified in such notice; unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

6.5                               REMOVAL. A Manager may be removed at any time, with or without cause, by the vote of the Majority in Interest of the Members.

6.6                               VACANCIES. If a Manager ceases to be a Manager for any reason, a successor Manager may be appointed by the affirmative vote of the Members or group of Members entitled to elect such Manager pursuant to Section 6.1(a) of this Agreement.

6.7                               MANAGERS’ EXCLUSIVE DUTY TO COMPANY. The Managers will not be required to manage the Company as their sole and exclusive function, and will be entitled to and may have business interests and may engage in other business activities in addition to those relating to the Company, and may engage in the ownership, operation and management of businesses and activities for their own account and for the account of others, without having or incurring an obligation to offer any interest in such properties, businesses or activities to the Company or any other Member, and no other provision of this Agreement will be deemed to prohibit any Manager from conducting such other businesses or activities.

6.8                               ADDITIONAL CAPITAL. After the date of this Agreement, the Company will not raise additional capital without the approval of the Board. No Member will be required to make any additional contribution to the Company’s capital.

ARTICLE 7
OFFICERS

7.1                               APPOINTMENT OF OFFICERS. The Board may appoint officers of the Company which may include, but will not be limited to: (a) Chairman; (b) Chief Executive Officer; (c) Managing Partner; (d) President; (e) Chief Financial Officer; (f) one or more Vice Presidents and (g) Secretary. Any number of offices may be held by the same person. The Board may delegate day-to-day management responsibilities to any such officers, and such officers will have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company.

7.2                               TENURE AND DUTIES OF OFFICERS. The officers will hold their respective offices at the pleasure of the Board and until their successors will have been duly elected and qualified, unless sooner removed. If the office of one of the officers becomes vacant for any reason, the vacancy may be filled by the Board. The officers will have such titles and powers and perform such duties as determined from time to time by the Board and otherwise as customarily pertains to such offices.

(a)                                 Duties of Chairman of the Board. The Chairman of the Board, when present, shall preside at all meetings of the Members and the Board. The Chairman of the Board shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time. If there is no Chief Executive Officer and no President, then the Chairman shall also serve as the Chief Executive Officer of the Company and shall have the powers and duties prescribed in paragraph (b) of this Section.

(b)                                 Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Members and (if a Manager) at all meetings of the Board, unless the Chairman of the Board has been appointed and is present. The Chief Executive Officer shall be the chief executive officer of the Company and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Company. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

(c)                                  Duties of Managing Partner. The Managing Partner shall preside at all meetings of the Members and (if a Manager) at all meetings of the Board, unless the Chairman of the Board has been appointed and is present or the Chief Executive Officer is otherwise present. The Managing Partner shall be the managing partner of the Company and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Company. The Managing Partner shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

(d)                                 Duties of President. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer is vacant, the President shall preside at all meetings of the Member and (if a Manager) at all meetings of the Board, unless the Chairman of the Board has been appointed and is present. If the office of Chief Executive Officer is vacant, the President shall be the chief executive officer of the Company and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Company. The President shall perform other duties commonly incident to a president of a Delaware corporation and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

(e)                                  Duties of Chief Financial Officer. The Chief Financial Officer will keep or cause to be kept the books of account of the Company in a thorough and proper manner, and will render statements of the financial affairs of the Company in such form and as often as required by this Agreement or the Board. The Chief Financial Officer, subject to the order of the Board, will have the custody of all funds and securities of the Company. The Chief Financial Officer will perform other duties commonly incident to the office of Chief Financial Officer or Treasurer in a Delaware corporation and will also perform such other duties and have such other powers as the Board or the Chief Executive Officer may designate from time to time. The Chief Executive Officer or President may direct an Assistant Treasurer or Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Treasurer or Controller will perform other duties commonly incident to the office the Chief Financial Officer or Treasurer of a Delaware corporation and will also perform such other duties and have such other powers as the Board or the Chief Executive Officer may designate from time to time.

(f)                                   Duties of Vice Presidents. The Vice Presidents, in the order of their seniority (if specified), may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents will perform other duties commonly incident to a vice president of a Delaware corporation and will also perform such other duties and have such other powers as the Board or the Chief Executive Officer will designate from time to time.

(g)                                  Duties of Secretary. The Secretary will attend all meetings of the Members and Managers, and will record all acts and proceedings thereof in the minute book of the Company. The Secretary will give notice in conformity with this Agreement of all meetings of the Members requiring notice. The Secretary will perform all other duties given him or her in this Agreement and other duties commonly incident to a secretary of a Delaware corporation and will also perform such other duties and have such other powers as the Board will designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary will perform other duties commonly incident to the office of assistant secretary in a Delaware corporation and will also perform such other duties and have such other powers as the Board or the Chief Executive Officer will designate from time to time.

ARTICLE 8
CERTAIN MATTERS CONCERNING
 MEMBERS, MANAGERS AND OFFICERS

8.1                               LIABILITY OF MEMBERS, MANAGERS AND OFFICERS; INDEMNIFICATION.

(a)                                 No Member, Manager or officer of the Company will be liable, in damages or otherwise, to the Company or any Member for any act or omission performed or omitted to be performed by it in good faith (except for intentional misconduct or recklessness) pursuant to the authority granted to such Member, Manager or officer of the Company by this Agreement or by the Act.

(b)                                 To the fullest extent permitted by the laws of Delaware, the Company will indemnify and hold harmless each Manager and their respective officers, directors, shareholders, members or partners and each officer of the Company (each, an “Indemnitee”), from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts (“Damages”) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company and such Person’s status as an Indemnitee, regardless of whether an Indemnitee continues to be a Manager or an officer, director, shareholder, member or partner of such Manager or an officer of the Company at the time any such liability or expense is paid or incurred, except for any Damages based upon, arising from or in connection with any act or omission of an Indemnitee committed without authority granted pursuant to this Agreement or in bad faith or otherwise constituting recklessness or willful misconduct.

(c)                                  Expenses (including reasonable attorneys’ fees and disbursements) incurred in defending any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, subject to Section 8.1(b) hereof, will be paid (or caused to be paid) by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it will ultimately be determined, by a court of competent jurisdiction from which no further appeal may be taken or the time for any appeal has lapsed (or otherwise, as the case may be), that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder or is not entitled to such expense reimbursement.

(d)                                 The indemnification provided by Section 8.1(b) hereof will be in addition to any other rights to which an Indemnitee may be entitled under any agreement or vote of the Members, as a matter of law or otherwise, both (i) as to action in the Indemnitee’s capacity as a Manager or as an officer, director, shareholder, member or partner of a Manager or as an officer of the Company, and (ii) as to action in another capacity, and will continue as to an Indemnitee who has ceased to serve in such capacity and will inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

(e)                                  Any indemnification hereunder will be satisfied only out of the assets of the Company, and the Members will not be subject to personal liability by reason of these indemnification provisions.

(f)                                   The Company may purchase and maintain insurance on behalf of one or more Indemnitees and other Persons against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Company’s activities, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(g)                                  An Indemnitee will not be denied indemnification in whole or in part under this Section 8.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)                                 The provisions of this Section 8.1 are for the benefit of each Indemnitee and its heirs, successors, assigns, administrators and personal representatives, and will not be deemed to create any rights for the benefit of any other Persons.

8.2                               OTHER MATTERS CONCERNING THE MEMBERS, MANAGERS AND OFFICERS OF THE COMPANY.

(a)                                 Each Member, Manager and officer of the Company may rely on, and will be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 For purposes of this Agreement, each Member, Manager and officer of the Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, other consultants and advisers reasonably selected by it and any written advice or written opinion of any such Person as to matters which such Member, Manager and officer of the Company reasonably believes to be within such Person’s professional or expert competence, and any act or omission, if done or omitted to be done in good faith reliance upon any such advice or opinion, will be conclusively presumed not to constitute fraud or willful or reckless misconduct.

ARTICLE 9
TRANSFERS OF UNITS; ADMISSION OF MEMBERS; CERTAIN REINCORPORATION MATTERS

9.1                               TRANSFER RESTRICTIONS.

(a)                                 Prohibited Transfers. Each Member will not, whether voluntarily or by operation of law, Transfer any Units, whether now owned or hereafter acquired by such holder (the “Restricted Units”), except for “Permitted Transfers” (as defined in Section 9.1(b) below).

(b)                                 For purposes of this Section 9.1, a “Permitted Transfer” will mean:

(i)                                     Any repurchase of Units by the Company, including pursuant to a right of repurchase upon the termination of the transferring Member’s employment, Manager or consulting relationship with the Company;

(ii)                                  Any Transfer to the transferring Member’s ancestor, descendant, sibling or spouse or to a trust for their or a Member’s benefit or to another entity (including, but not limited to, a corporation, limited liability company or partnership) that is owned entirely by the transferring Member or his or her ancestors, descendants, siblings or spouse; or

(iii)                               Any Transfer by a Member that is an entity to an Affiliate of such Member; or any distribution of securities made without monetary consideration to the owners or retired owners of a transferring Member that is a partnership, limited liability company or corporation.

(iv)                              Provided, in each case, that the pledgee, transferee or donee (each a “Permitted Transferee”) will furnish the Company with a written agreement to be bound by and comply with all provisions of this Agreement and entitling such person to all applicable rights under this Agreement.

(c)                                  Contravention of Agreement. Any purported Transfer of a Unit that is in contravention of this Agreement or that would cause the Company to not be treated as a partnership for U.S. federal income tax purposes will be null and void and of no effect whatsoever; provided, however, that, if the Company is required to recognize a Transfer that is in contravention of this Agreement or that would cause the Company to not be treated as a partnership for U.S. federal income tax purposes, (i) the Units so Transferred will be strictly limited to the transferor’s rights to allocations and Distributions as provided by this Agreement with respect to the Transferred Units, which allocations and Distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Units may have to the Company or (ii) neither the transferee nor the transferor will have any rights as to the management of the Company with respect to such Transferred or purportedly Transferred Units.

(d)                                 Indemnification Obligations of Transferor. In the case of a Transfer or attempted Transfer of a Unit that is in contravention of this Agreement or that would cause the Company to not be treated as a partnership for U.S. federal income tax purposes, the parties engaging or attempting to engage in such Transfer will be liable to indemnify and hold harmless the Company and the other Members from all costs, liability and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and attorneys’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.2                               CONDITIONS TO TRANSFERS. A Transfer of a Unit that otherwise qualifies under this Agreement will not be given effect by the Company unless and until the following conditions are satisfied:

(a)                                 Documentation. The transferor and transferee will execute and deliver to the Company such documents and instruments of conveyance as may be necessary in the reasonable opinion of counsel to the Company (including, without limitation, a counterpart signature page to this Agreement) to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement.

(b)                                 Required Information. The transferor and transferee will furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company will not be required to make any Distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.

(c)                                  Compliance with Securities’ Laws. Either (i) such Units will be registered under the Securities Act and any applicable state securities laws, or (ii) the transferor will provide, upon the Company’s reasonable request, an opinion of counsel, which opinion and counsel will be reasonably satisfactory to the Company, to the effect that such Transfer will be exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the transfer of securities.

(d)                                 Substitute Member. The transferor may grant to any transferee of Units permitted hereunder the right to become a Substitute Member, with respect to the Units transferred; provided, however, that such transferee (other than a transferee pursuant to Section 9.1(b)) will not become a Substitute Member unless and until the admission of such transferee is consented to in writing by a Majority in Interest of the Members (excluding the transferor), which consent will not be unreasonably withheld. Any transferee of a Unit or Units will become an assignee with respect to such Unit or Units unless and until such transferee is admitted as a Substitute Member pursuant to the prior sentence of this Section 9.2(d). Such an assignee will only be entitled to the transferor’s interest in Profits, Losses, Distribution, Capital Account and liquidation proceeds, but will not have any other rights of a Member including, without limitation, the right to vote on any Company matters.

(e)                                  Expenses. Each Member Transferring Units pursuant to this Section 9.2 will pay its pro rata share of the expenses incurred by the Members in connection with such Transfer.

9.3                               EFFECT OF TRANSFERS.

(a)                                 Allocation of Profits and Losses. If any Unit is Transferred during any accounting period in compliance with the provisions of this Article 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Unit for such period will be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Company in its reasonable discretion. All Distributions on or before the date of such Transfer will be made to the transferor, and all Distributions thereafter will be made to the transferee.

Solely for purposes of making such allocations and Distributions, the Company will, if otherwise in compliance with this Agreement, recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that if the Company does not receive a notice stating the date such Unit was Transferred and such other information as the Company may reasonably require within 30 days after the end of the accounting period during which the Transfer occurs, then all of such items will be allocated, and all Distributions will be made, to the Member who, according to the books and records of the Company, on the last day of the accounting period during which the Transfer occurs, was the owner of the Unit. Neither the Company nor any Member will incur any liability for making allocations and Distributions in accordance with the provisions of this Section 9.3(a), whether or not the Company has knowledge of any Transfer of ownership of any Unit.

(b)                                 Existing Terms and Conditions. Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, will be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

(c)                                  Termination of Member Status. Any Member who will Transfer any Units or other interest in the Company will cease to be a Member of the Company with respect to such Units or other interest and will no longer have any rights or privileges of a Member with respect to such Units or other interest.

9.4                               ADMISSION OF MEMBERS.

(a)                                 Substitute Members. In connection with the Transfer of Units permitted under the terms of this Agreement, the transferee of such Units will become a Substitute Member on the later of (i) the effective date of such Transfer and (ii) the date on which the such transferee is approved as a Substitute Member pursuant to Section 9.2(d) of this Agreement, and such admission will be shown on the books and records of the Company.

(b)                                 Additional Members. A Person may be admitted to the Company as an Additional Member only as permitted under this Article 9 and then only upon furnishing to the Company (i) a letter of acceptance, in form satisfactory to the Company, of all the terms and conditions of this Agreement and (ii) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member. Such admission will become effective on the date on which the Company determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

9.5                               REPRESENTATIONS; LEGEND. Each Member hereby agrees that the following legend may be placed upon any counterpart of this Agreement or any other document or instrument evidencing ownership of a Unit:

THE UNITS REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS AND THE TRANSFERABILITY OF SUCH UNITS IS RESTRICTED PURSUANT TO THE TERMS AND CONDITIONS OF THE COMPANY’S OPERATING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME.

A UNIT MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNIT BY THE ISSUER FOR ANY PURPOSES, UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH UNIT WILL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED TO THE EXTENT REQUIRED UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION WILL BE AVAILABLE.

ARTICLE 10
SALE OR LIQUIDATION OF THE COMPANY

10.1                        LIQUIDATION EVENTS. The Company will dissolve, terminate and commence winding up and liquidation upon the first to occur of any of the following (each, a “Liquidation Event’):

(a)                                 Sale of the Company. A Sale of the Company;

(b)                                 Member Election. A decision of a Majority in Interest of the Members to dissolve, wind up, and liquidate the Company; or

(c)                                  Other. The happening of any other event that makes it unlawful or impossible to carry on the business of the Company.

Notwithstanding anything to the contrary in this Agreement, in the case of a Sale of the Company pursuant to clause (ii) of the definition thereof, (x) the Company will not dissolve, terminate or commence winding up and liquidation unless the Majority in Interest of the Members elect to do so, and (y) distributions will be in accordance with Section 10.2(c) and not clauses (a) and (b) of Section 10.2. The Members hereby agree that, notwithstanding any provision of the Act, the Company will not dissolve prior to the occurrence of a Liquidation Event.

10.2                        WINDING UP. Upon the occurrence of a Liquidation Event, the Company will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. No Member will take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Company’s assets will be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent legally available and sufficient therefor, will be applied and distributed in the following order and priority:

(a)                                 Company Creditors. First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than Members;

(b)                                 Member Creditors. Second, to the payment and discharge of all of the Company’s debts and liabilities to Members;

(c)                                  Member Equity. Thereafter, to the Members in accordance with Section 5.2.

Any distribution to a Member pursuant to Sections 10.2(b) and 10.2(c) above will be net of any amounts owed to the Company by such Member. No Member will receive any additional compensation for any services performed pursuant to this Article 10.

10.3                        DEFICIT CAPITAL ACCOUNT; DELAYED DISTRIBUTIONS.

If any Member has a deficit balance in his, her or its Capital Account (after giving effect to all contributions, distributions and allocations for all Taxable Years, including the year during which such liquidation occurs), such Member will have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit will not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Members, a pro rata portion of the Distributions that would otherwise be made to the Members pursuant to Section 10.2(c) may be:

(a)                                 distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust will be distributed to the Members from time to time, in the discretion of the Members, in the same proportion as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; or

(b)                                 withheld to provide a reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts will be distributed to the Members as soon as reasonably practicable.

10.4                        RIGHTS OF MEMBERS. Except as otherwise provided in this Agreement, (a) each Member will look solely to the assets of the Company for the return of its Capital Contribution and will have no right or power to demand or receive property other than Blockstack Tokens from the Company, and (b) no Member will have priority over any other Member as to the return of its Capital Contribution, distributions or allocations.

10.5                        PROHIBITION ON WITHDRAWAL. No Member is entitled to withdraw from the Company prior to the Company’s dissolution pursuant to this Article 10. Under no circumstances, other than pursuant to the express terms of this Agreement, will the Company be required to make any Distribution prior to the Company’s dissolution pursuant to this Article 10.

ARTICLE 11
AMENDMENTS; WAIVERS

11.1                        ENTIRE AGREEMENT.

This Agreement, together with the documents incorporated by reference as provided in Section 12.7, constitutes the entire agreement among the Members with respect to the affairs of the Company and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written (including without limitation, the Original Operating Agreement).

The Company will have no oral operating agreements. This Agreement may only be amended as provided in Section 11.2, and any amendment adopted in accordance with Section 11.2 will be binding on all Members without the necessity of their execution of the amendment or any other instrument.

11.2                        AUTHORITY TO AMEND; WAIVE.

(a)                                 Substitute Members. This Agreement may be amended by the Board if such amendment is solely for the purpose of admitting Substitute Members or Additional Members in accordance with the terms of this Agreement.

(b)                                 Required by Code. This Agreement may be amended by the Board if such amendment is, in the reasonable opinion of counsel for the Company, necessary or appropriate to satisfy requirements of the Code. Any amendment made pursuant to this Section 11.2(b) may be made effective as of the date of this Agreement.

(c)                                  Other Amendments. Any other amendment to, or waiver or any provision of, this Agreement, or any decision to convert the Company into a corporation, will require the approval of the Board and a Majority in Interest of the Members.

ARTICLE 12
MISCELLANEOUS

12.1                        NOTICES. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (a) when personally delivered, (b) two Business Days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, (c) one Business Day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns with an acknowledgment of receipt requested at the following addresses, or (d) upon receipt of confirmation of a facsimile transmission:

(a)                                 Company. If to the Company, to the Company at the address set forth in Section 1.4 hereof,

(b)                                 Member. If to a Member, to the address set forth on the Unit Register. Any Person may from time to time specify a different address by written notice to the Company.

12.2                        BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement will be binding upon and inure to the benefit of the Members and their respective legal representatives, successors, transferees and permitted assigns.

12.3                        DERIVATIVE ACTIONS. Except to the extent required by the Act, no Member will have the right to bring an action in the right of the Company to recover a judgment in its favor if the Board has refused to bring such action.

12.4                        CONSTRUCTION. Every covenant, term and provision of this Agreement will be construed simply according to its fair meaning and not strictly for or against any Member.

12.5                        HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or extent of this Agreement or any provision hereof.

12.6                        SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is invalid for any reason whatsoever, such illegality or invalidity will not affect the validity or legality of the remainder of this Agreement.

12.7                        INCORPORATION BY REFERENCE. Every exhibit attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference.

12.8                        FURTHER ACTION. Each Member agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

12.9                        VARIATION OF PRONOUNS. All pronouns and any variations will be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

12.10                 GOVERNING LAW. State of Delaware will govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members provided that any Member who is also an employee or other service provider of the Company will be subject to applicable law relating to such employment or service relationship.

12.11                 SPECIFIC PERFORMANCE. The parties hereto acknowledge that it is impossible to measure, in money, the damages that will accrue to a party or to the personal representative of a decedent from a failure of a party to perform any of the obligations under this Agreement. Therefore, if any party hereto or the personal representative or executor of any party hereto enters into any action or proceeding to enforce the provisions of this Agreement, any Person (including the Company) against whom the action or proceeding is brought waives the claim or defense that the moving party or representative has or will have an adequate remedy at law, and the Person will not urge in the action or proceeding the claim or defense that an adequate remedy at law exists.

12.12                 CONFIDENTIALITY. Each Member agrees to use the same degree of care as such Member uses to protect its own confidential information to keep confidential any information furnished to such Member identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Member may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Member as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 12.12 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Member; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by such Member or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law.

12.13                 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts (including by means of facsimile signature pages) with the same effect as if all of the Members had signed the same document. All counterparts will be construed together and will constitute one agreement.

ARTICLE 13
DEFINITIONS

13.1                        Cross-References. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Introduction
BB Act	5.4(d)
Board	6.1(a)
Capital Account	4.1
Company Representative	5.4(c)(i)
Damages	8.1(b)
Indemnitee	8.1(b)
Liquidation Event	10.1
Manager	6.1(a)
Permitted Transfer	9.1(b)
Permitted Transferee	9.1(b)(iv)
Restricted Units	9.1(a)
Successor Corporation	13.2(z)

13.2                        As used in this Agreement, the following definitions will apply to the capitalized terms indicated below:

(a)                                 “Accounting Period” means, unless otherwise determined by the Board, (i) the Company’s Taxable Year if there are no changes in the Members’ respective interests in Company income, gain, loss or deductions during such Taxable Year except on the first day thereof or (ii) any other period beginning on the first day of a Taxable Year, or any other day during a Taxable Year, upon which occurs a change in such respective interests, and ending on the last day of a Taxable Year, or on the day preceding an earlier day upon which any change in such respective interest will occur.

(b)                                 “Act” means the Delaware Limited Liability Company Act, as may be amended from time to time.

(c)                                  “Additional Member” means a Person admitted to the Company as a Member pursuant to Section 9.4(b).

(d)                                 “Adjusted Asset Value” with respect to any asset will be the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)                                     The initial Adjusted Asset Value of any asset contributed by a Member to the Company will be the gross fair market value of such asset at the time of contribution, as determined by the contributing Member and the Board;

(ii)                                  The Adjusted Asset Values of all Company assets will be adjusted to equal their respective gross fair market values, as determined by the Board (taking Code Section 7701(g) into account), and the resulting unrecognized profit or loss allocated to the Capital Accounts of the Members pursuant to Article 4, as of the following times: (i) the grant or acquisition of an additional interest in the Company to or by any new or existing Member; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets, unless all Members receive simultaneous distributions of either undivided interests in the distributed property or identical Company assets in proportion to their interests in Company distributions; (iii) the termination of the Company either by expiration of the Company’s term or the occurrence of an event of early termination; and (iv) the liquidation of the Company within the meaning of Treasury Regulation §1.704-1(b)(2)(ii)(g).

(iii)                               The Adjusted Asset Values of the Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

(e)                                  “Adjusted Capital Account” means, with respect to any Member, the Member’s Capital Account as adjusted by the items described in Sections 1.704-2(g)(1), 1.704-2(i)(5) and 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

(f)                                   “Affiliate” will mean, with respect to any Person, (i) any Person which beneficially holds, directly or indirectly, or otherwise controls, 10% or more of such Person’s outstanding securities, (ii) any Person, 10% or more of which Person’s outstanding securities are beneficially held, directly or indirectly, or are otherwise controlled, by such a Person and (iii) any Person, 10% or more of which Person’s outstanding securities are beneficially held, directly or indirectly, or are otherwise controlled, by a Person described in (i) above.

(g)                                  “Business Day” means any day other than a Saturday or a Sunday on which trading occurs on the New York Stock Exchange.

(h)                                 “Blockstack Tokens” means utility tokens used on the Blockstack software and platform.

(i)                                     “Capital Contributions” means the amount of money and the fair market value of any property contributed to the Company by a Member whenever made net of any liability of such Member assumed by the Company and any liability secured by property contributed by such Member.

Any reference to a capital contribution of a Member will include the Capital Contribution made by a predecessor holder of any Units held by such Member with respect to such Units.

(j)                                    “Class A Unit” means the Class A Units of the Company, each of which shall have the rights, powers and preferences set forth in this Agreement including, without limitation, rights to (i) vote on various Company matters as expressly set forth in this Agreement and (ii) receive Distributions (liquidating or otherwise) and allocations of Profits and Losses.

(k)                                 “Class B Unit” means the Class B Units of the Company, each of which shall have the rights, powers and preferences set forth in this Agreement including, without limitation, rights to receive Distributions (liquidating or otherwise) and allocations of Profits and Losses but no rights to vote on Company matters.

(l)                                     “Code” means the Internal Revenue Code of 1986, as amended.

(m)                             “Common Member” means any holder of a Class A Unit or Class B Unit, as identified on Exhibit A.

(n)                                 “Company” means Blockstack Employee LLC, a Delaware limited liability company and any of its successors or assigns.

(o)                                 “Conversion” means any merger, reorganization, conversion, exchange, redomicilification or “reincorporation” of the Company (however effected) pursuant to which the Company’s Equity Securities are converted into or exchanged for equity interests of an entity that is taxed as a corporation for U.S. federal income tax purposes.

(p)                                 “Convertible Securities” means any obligations, evidences of indebtedness or other securities or interests (other than options) directly or indirectly convertible or exchangeable into Units or other Equity Securities in the Company.

(q)                                 “Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution, redemption, repurchase or otherwise; provided, however, that any recapitalization or exchange of Equity Securities of the Company, and any subdivision (by equity split or otherwise) or any combination (by reverse equity split or otherwise) of any outstanding Membership Interests will not be a Distribution.

(r)                                    “Equity Security” means (i) Units or other equity interests in the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Board, including rights, powers and/or duties pari passu or senior to existing classes and groups of Units and other equity interests of the Company), (ii) stock appreciation rights, phantom stock rights or other rights with equity features, (iii) Convertible Securities and (iv) options.

(s)                                   “Majority in Interest of the Members” means the Members holding a majority of all of the Class A Units, including Blockstack PBC.

(t)                                    “Members” means the Common Members, any Substitute Members and any Additional Members.

(u)                                 “Officers” means those individuals appointed as officers of the Company in accordance with Section 7.1.

(v)                                 “Percentage Interest” will mean the ratio of the number of Units held by the Person or Persons for whom the Percentage Interest is calculated divided by the total number of outstanding Units.

(w)                               “Person” means any individual, partnership, corporation, trust, limited liability company or other entity.

(x)                                 “Profits” and “Losses” means for each Taxable Year or other period an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) will be included in taxable income or loss), with the following adjustments:

(i)                                     any income of the Company that is exempt from federal income tax will be added to such taxable income or loss;

(ii)                                  any expenditures of the Company not deductible in computing its taxable income and not properly chargeable to capital account (as described in and within the meaning of Code Section 705 (a)(2)(B)) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) will be subtracted from such taxable income or loss;

(iii)                               if Company property is reflected on the Company’s books at other than its adjusted tax basis, then in lieu of depreciation, amortization and other cost recovery deductions taken into account for federal income tax purposes, there will be taken into account depreciation for such year or other period, computed in accordance with the Treasury Regulations issued pursuant to Code Section 704(b);

(iv)                              for purposes of determining Profit or Loss upon the sale or other disposition of Company property, then in accordance with the Treasury Regulations under Code Section 704(b), the value of an asset properly reflected on the Company’s books at the time of sale or other disposition will be substituted for the property’s adjusted tax basis if at the time of sale or disposition there is a variance in such value and adjusted tax basis.

(y)                                 Except as may be otherwise provided in this Agreement, all items that are components of Profits and Losses will be divided among the Members in the same ratio as they share Profits and Losses.

(z)                                  “Reincorporation” means a transaction, approved by the Board, which is not a Sale of the Company, in which there is a Conversion of the Company into a corporation (by conversion, merger with a blocker corporation or newly formed holding company or otherwise) or another form of business entity at any time (the “Successor Corporation”), pursuant to which (i) the terms and conditions contained herein will be, as closely as possible, adopted by the Successor Corporation, and (ii) each outstanding Unit will be exchanged for a share or shares of the Successor Corporation’s capital stock reflecting, as nearly as possible, such Unit’s economic and other rights under this Agreement, but in the form appropriate for a corporation, and with such commercially reasonable modifications as may be necessary to permit such conversion to be effected on a tax-free basis. At the request of the Board, all Members will execute and deliver any agreement, instrument or other document reasonably required to consummate such conversion.

(aa)                          “Sale of the Company” means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the business or assets of the Company or (ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of stock), the result of which is that the Members immediately prior to such transaction are, after giving effect to such transaction, no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding Voting Securities of the surviving entity of such transaction; provided, however, in no event will an equity financing transaction for capital raising purposes in which the Company is the surviving corporation be deemed to be a Sale of the Company.

(bb)                          “Securities Act” means the Securities Act of 1933, as amended from time to time.

(cc)                            “Substitute Member” means an assignee who has been admitted to all of the rights of membership pursuant to this Agreement.

(dd)                          “Tax Matters Member” has the meaning given to “tax matters partner” in Section 6231 of the Code.

(ee)                            “Taxable Year” will mean the taxable year of the Company for federal income tax purposes.

(ff)                              “Transfer” (whether or not such term is capitalized) means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition, or encumbrance, whether with or without consideration, whether voluntarily or involuntarily and whether by operation of law or otherwise. The terms “Transferee,” “Transferred,” “Transferor” and other forms of the word “Transfer” will have correlative meanings.

(gg)                            “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any section of the Treasury Regulations will include any final or temporary revision or successor to that section.

(hh)                          “Unit” means a unit of ownership interest in the Company, including the Class A Units and Class B Units.

(ii)                                  “Unit Register” will mean the register that lists each Member’s Units in the Company, which will be maintained by the Company.

(jj)                                “Voting Securities” means securities entitled to vote generally in matters affecting the issues of such securities or the issuer thereof.

IN WITNESS WHEREOF, the undersigned parties have executed this Blockstack Employee LLC Operating Agreement as an instrument under seal as of the date first above written.

MEMBER(S):

BLOCKSTACK PBC

By:	/s/ Muneeb Ali
signature

Name: Muneeb Ali
Title: Co-Chief Executive Officer

EXHIBIT A

LIST OF MEMBERS OF BLOCKSTACK EMPLOYEE LLC

Names and Addresses of the Members

Name and Address	Class A Units	Class B Units

Blockstack PBC	X

Naval Ravikant		X

Trevor Owens		X

Yu Kan Liao		X

Aaron Blankestein		X

Patrick Stanley		X

Larry Salibra		X

Jude Nelson		X

Guy Lepage		X

Jack Zampolin		X

Gina Abrams		X

Jaswinder Singh		X

Exhibit 4.4

BLOCKSTACK	STACKS

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